Exhibit (c)(12)
CONFIDENTIAL Project Colorprints Presentation to Board of Directors Goldman, Sachs & Co. April 17, 2007

CONFIDENTIAL Table of Contents I. Review of Proposed Transaction II. Financial Analysis Appendix A: Additional Information Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

CONFIDENTIAL I. Review of Proposed Transaction Review of Proposed Transaction 3

CONFIDENTIAL

Goldman Sachs

Summary of Proposed Transaction Terms

Structure	Merger of Colorprint with Merger Sub, a wholly owned subsidiary of Parent, controlled by HiLiter
Consideration	$32.50 in cash for each outstanding share of Colorprint common stock
Total Equity Consideration[1]	$1,580 million
Aggregate Consideration[2]	$1,711 million
Financing	Equity Commitment by HiLiter Debt Commitment letter provided by Bear Stearns and Morgan Stanley of $1,150 million excluding $100 million and $75 million credit facilities respectively
Buyer Termination Fee	$50.6 million (3.0% of aggregate consideration)
Seller Termination Fee	Payment of the lesser of $3.5 million or the aggregate amount of all reasonable and documented out of-pocket fees and expenses incurred in the event shareholder approval is not received, other than in the case of a competing transaction $50.6 million in all other cases (3.0% of aggregate consideration)
Closing Conditions / Contingencies	Colorprint approval by majority of shares Regulatory approval No material adverse change Other standard conditions
Termination Date	November 30, 2007

[1] Based on outstanding shares of 46.0 mm, options/SARS of 7.7 mm (weighted average exercise price of $26.51), RSUs of 0.8 mm, new ESPP of 0.02mm and phantom stock of 0.1 mm.
[2] Includes $131 mm of Colorprint debt as of 31-Mar-07.

Review of Proposed Transaction 4

CONFIDENTIAL Structure Merger of Colorprint with Merger Sub, a wholly owned subsidiary of Parent, controlled by HiLiter Consideration $32.50 in cash for each outstanding share of Colorprint common stock Opportunity to match No go shop period Other Key Items No financing out Fiduciary out for superior offer Review of Proposed Transaction 5

CONFIDENTIAL

Goldman Sachs

Implied Transaction Multiples

($ in millions, except per share data)

		07-Dec-06[1]	20-Feb-07[2]	Current (13-Apr-07)	Hi-Liter Proposal
Price Per Share		$ 24.23	$ 29.19	$ 31.55	$ 32.50
Premium to Current Price (13-Apr-07)		(23.2)%	(7.5)%	0.0 %	3.0 %
Equity Value[3]		$ 1,148	$ 1,404	$ 1,529	$ 1,580
Net Debt (at 31-Mar-07)		72	72	72	72
Enterprise Value		1,220	1,476	1,601	1,652
Premium to:					
07-Dec-06 Closing Price[1]	$ 24.23	0.0 %	20.5 %	30.2 %	34.1 %
20-Feb-07 Closing Price[2]	29.19	(17.0)	0.0	8.1	11.3
30 Day Average	31.29	(22.6)	(6.7)	0.8	3.9
90 Day Average	29.33	(17.4)	(0.5)	7.6	10.8
180 Day Average	28.27	(14.3)	3.3	11.6	15.0
52 Week High Closing Price	32.58	(25.6)	(10.4)	(3.2)	(0.2)
EBITDA[4]	**Management / Analyst**				
LTM - 3/31/07	$ 143.8	8.5 x	10.3 x	11.1 x	11.5 x
CY2007E - Analyst Median	$ 167.9	7.3 x	8.8 x	9.5 x	9.8 x
CY2007E - Management[5]	160.9	7.6	9.2	9.9	10.3
CY2008E - Analyst Median	$ 183.6	6.6 x	8.0 x	8.7 x	9.0 x
CY2008E - Management	175.1	7.0	8.4	9.1	9.4
EPS[4]					
CY2007E - Analyst Median	$ 1.46	16.6 x	20.0 x	21.6 x	22.3 x
CY2007E - Management	1.27	19.0	22.9	24.8	25.5
CY2008E - Analyst Median	$ 1.68	14.4 x	17.4 x	18.8 x	19.3 x
CY2008E - Management	1.45	16.8	20.2	21.8	22.5
PEG (LT - IBES Median)					
CY 2007E P/E	11.9 %	1.4 x	1.7 x	1.8 x	1.9 x
CY 2008E P/E	11.9	1.2	1.5	1.6	1.6

Review of Proposed Transaction 6

CONFIDENTIAL II. Financial Analysis Financial Analysis 7

CONFIDENTIAL Market Performance Indexed Stock Price and Forward P/E Multiple — Past Three Years Indexed Stock Price Forward P/E Multiple 200% Average High Low Last 3Y Last 2Y Last 1Y 07-Dec-06 Current Colorprint 22.9 x 15.8 x 19.1 x 19.3 x 20.1 x 18.2 x 21.6 x Marketing Services [1] 21.1 14.0 18.1 17.3 15.8 16.1 16.9 180% 80.3% 23x 160% 21.6x 21x 140% Indexed Price 19x 28.6% 120% 17x Next Twelve Months P/E (x) 16.9x 100% 15x (9.9%) 80% 13x Apr- Sep- Feb- Jul- Dec- May- Oct- Mar- Apr- Sep- Feb- Jul- Dec- May- Oct- Apr-2004 2004 2005 2005 2005 2006 2006 2007 2004 2004 2005 2005 2005 2006 2006 2007 Daily from 13-Apr-2004 to 13-Apr-2007 Daily from 13-Apr-2004 to 13-Apr-2007 Colorprint S&P 500 Index Marketing Services [1] 160% Financial Analysis 8

15 Jun 2007 15:52 9/24 CONFIDENTIAL Market Performance Enterprise Value / LTM EBITDA — Past Three Years Average 12x High Low Last 3Y Last 2Y Last 1Y 07-Dec-06 Current Colorprint [1] 11.2 x 5.7 x 8.3 x 8.7 x 9.2 x 8.2 x 11.1 x Marketing Services [2] 10.9 7.3 9.2 8.7 8.2 8.5 8.7 11x 11.1 x 10x 9x 8.7 x 8x 7x Enterprise Value to LTM EBITDA Multiple 6x 5x 4x Apr-2004 Sep-2004 Feb-2005 Jul-2005 Dec-2005 May-2006 Oct-2006 Mar-2007 Daily from 13-Apr-2004 to 13-Apr-2007 Colorprint [1] Marketing Services [2] Financial Analysis 9

15 Jun 2007 15:52 10/24 CONFIDENTIAL Comparison of Selected Companies ($ in millions, except per share data) Closing % of Equity Calendarized 5-Year 2007 PE LTM Price 52 Week Market Enterprise Enterprise Value / EBITDA P/E Multiples [2] Est. EPS to 5-Year EBITDA Company 13-Apr-07 High Cap [1] Value [1] LTM [1] 2007E [2] 2008E [2] 2007E 2008E CAGR [2] CAGR [2] Margin [1] Colorprint — Analyst Estimates $ 31.55 96.8% $ 1,529 $ 1,601 11.1 x 9.5 x 8.7 x 21.6 x 18.8 x 11.9% 1.8 x 30.9 % Colorprint - Management 9.9 9.1 24.8 21.8 Harte Hanks $ 27.17 94.8% $ 2,092 $ 2,258 10.3 x 9.6 x 9.2 x 18.2 x 16.3 x 10.5% 1.7 x 18.6 % Acxiom 21.34 80.7 1,672 2,373 5.6 5.8 5.7 20.1 16.5 15.0 1.3 30.6 Valassis Communications 3 18.31 59.7 877 2,189 8.6 9.3 8.1 15.6 12.9 4.5 3.5 10.2 InfoUSA 10.14 80.3 564 817 8.7 6.8 6.3 14.6 12.3 NA NA 21.5 High 94.8% 10.3 x 9.6 x 9.2 x 20.1 x 16.5 x 15.0% 3.5 x 30.6 % Median 80.5 8.7 8.1 7.2 16.9 14.6 10.5 1.7 20.0 Mean 78.9 8.3 7.9 7.3 17.1 14.5 10.0 2.2 20.2 Low 59.7 5.6 5.8 5.7 14.6 12.3 4.5 1.3 10.2 Financial Analysis 10

CONFIDENTIAL Illustrative Present Value of Future Stock Price Analysis 2008E EPS Illustrative Present Value of Future Stock Price % Growth from CY 2007E [1] FY1 P / E Analyst Management 18.0 x 19.0 x 20.0 x 21.0 x (11.0)% 2.0% $ 1.30 $ 20.80 $ 21.96 $ 23.12 $ 24.27 (4.1) 9.8 1.40 22.41 23.65 24.89 26.14 CY 2008E 2.7 17.7 1.50 24.01 25.34 26.67 28.01 EPS 9.6 25.5 1.60 25.61 27.03 28.45 29.87 16.4 33.4 1.70 27.21 28.72 30.23 31.74 23.3 41.2 1.80 28.81 30.41 32.01 33.61 Illustrative Premium / (Discount) of Present Value of Future Stock Price to Current Price $31.55 % Growth from CY 2007E [1] FY1 P / E Analyst Management 18.0 x 19.0 x 20.0 x 21.0 x (11.0)% 2.0% $ 1.30 (34.1)% (30.4)% (26.7)% (23.1)% (4.1) 9.8 1.40 (29.0) (25.0) (21.1) (17.1) CY 2008E 2.7 17.7 1.50 (23.9) (19.7) (15.5) (11.2) EPS 9.6 25.5 1.60 (18.8) (14.3) (9.8) (5.3) 16.4 33.4 1.70 (13.8) (9.0) (4.2) 0.6 23.3 41.2 1.80 (8.7) (3.6) 1.5 6.5 Financial Analysis 11

15 Jun 2007 15:52 12/24 CONFIDENTIAL Illustrative Present Value of Future Stock Price Analysis 2009E EPS Illustrative Present Value of Future Stock Price % Growth from CY 2008E [1] FY1 P / E Analyst Management 18.0 x 19.0 x 20.0 x 21.0 x (10.7)% 0.7% $ 1.50 $ 21.77 $ 22.98 $ 24.19 $ 25.40 (4.8) 7.4 1.60 23.22 24.51 25.80 27.09 CY 2009E 1.2 14.1 1.70 24.68 26.05 27.42 28.79 EPS 7.1 20.8 1.80 26.13 27.58 29.03 30.48 13.1 27.5 1.90 27.58 29.11 30.64 32.17 19.0 34.2 2.00 29.03 30.64 32.25 33.87 Illustrative Premium / (Discount) of Present Value of Future Stock Price to Current Price $31.55 % Growth from CY 2008E [1] FY1 P / E Analyst Management 18.0 x 19.0 x 20.0 x 21.0 x (10.7)% 0.7% $ 1.50 (31.0)% (27.2)% (23.3)% (19.5)% (4.8) 7.4 1.60 (26.4) (22.3) (18.2) (14.1) CY 2009E 1.2 14.1 1.70 (21.8) (17.4) (13.1) (8.8) EPS 7.1 20.8 1.80 (17.2) (12.6) (8.0) (3.4) 13.1 27.5 1.90 (12.6) (7.7) (2.9) 2.0 19.0 34.2 2.00 (8.0) (2.9) 2.2 7.3 Financial Analysis 12

CONFIDENTIAL Summary of Historical and Projected Financials ($ in millions, except per share data) Historical CAGR Management Projections CAGR 2004 2005 2006 ‘04 — ‘06 2007E 2008E 2009E 2010E 2011E ‘07 — ‘11 Revenue $ 417.7 $ 403.8 $ 466.8 5.7% $ 508.3 $ 546.2 $ 595.4 $ 644.9 $ 699.2 8.3 % Growth (3.3)% 15.6% 8.9% 7.5% 9.0% 8.3% 8.4 % EBITDA $ 164.2 $ 137.8 $ 158.3 (1.8)% $ 179.9 $ 192.6 $ 211.6 $ 232.0 $ 256.5 9.3 % Growth (16.1)% 14.9% 13.7% 7.0% 9.9% 9.6% 10.6 % Margin 39.3% 34.1 33.9 35.4 35.3 35.5 36.0 36.7 EBIT $ 119.8 $ 101.0 $ 119.0 (0.3)% $ 129.2 $ 137.5 $ 152.6 $ 168.2 $ 190.0 10.1 % Growth (15.7)% 17.8% 8.6% 6.4% 11.0% 10.2% 12.9 % Margin 28.7% 25.0 25.5 25.4 25.2 25.6 26.1 27.2 Net Income $ 76.4 $ 63.6 $ 74.8 (1.0)% $ 76.0 $ 82.7 $ 95.7 $ 106.5 $ 122.3 12.6 % Growth (16.8)% 17.6% 1.7% 8.7% 15.7% 11.3% 14.8 % Weighted Avg. Diluted Shares 52.4 50.0 46.6 48.0 48.0 EPS $ 1.46 $ 1.27 $ 1.59 4.6% $ 1.58 $ 1.72 Growth (12.8)% 25.5% (0.7)% 8.7 % EPS (including FAS 123R Expense) $ 1.46 $ 1.27 $ 1.42 (1.1)% $ 1.27 $ 1.45 Growth (12.8)% 12.0% (10.5)% 13.4 % Financial Analysis 13

CONFIDENTIAL Illustrative Discounted Cash Flow Valuation Date April 17, 2007 ($ in millions, except per share data) As of 31-December Apr-Dec 2007 2008 2009 2010 2011 Sales $ 384.5 $ 546.2 $ 595.4 $ 644.9 $ 699.2 Growth 8.9% 7.5% 9.0% 8.3% 8.4 % EBIT $ 93.7 $ 137.5 $ 152.6 $ 168.2 $ 190.0 EBIT Margin 24.4% 25.2% 25.6% 26.1% 27.2 % D&A $ 39.1 $ 55.1 $ 59.0 $ 63.8 $ 66.5 EBITDA 132.8 192.6 211.6 232.0 256.5 EBITDA Margin 34.6% 35.3% 35.5% 36.0% 36.7 % Taxes at 38% $ 35.6 $ 52.2 $ 58.0 $ 63.9 $ 72.2 Change in Working Capital $ 9.8 $ 4.9 $ 2.7 $ 2.4 $ 2.1 Capex 33.2 68.8 67.0 35.0 55.6 Unlevered Free Cash Flow $ 73.9 $ 76.5 $ 89.3 $ 135.4 $ 130.8 Adjustment to Apr — Dec 2007 Unlevered FCF [1] (4.6) Unlevered Free Cash Flow $ 69.3 $ 76.5 $ 89.3 $ 135.4 $ 130.8 Illustrative Implied Share Price Terminal LTM EBITDA Multiple [2] Revenue Growth [3] $ 33.6 7.5 x 8.0 x 8.5 x 9.0 x 9.5 x $ 32.8 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% $ 30.93 $ 32.40 $ 33.84 $ 35.28 $ 36.72 34.0% $26.77 $28.04 $29.33 $30.66 $32.03 10.5% 30.38 31.82 33.25 34.66 36.07 35.0% 27.65 28.94 30.26 31.63 33.03 11.0% 29.84 31.26 32.66 34.05 35.43 11.5% 29.32 30.71 32.09 33.45 34.80 EBITDA Margin 36.0% 28.51 29.83 31.19 32.59 34.01 Discount Rate 12.0% 28.81 30.17 31.52 32.87 34.19 37.0% 29.37 30.72 32.11 33.54 35.00 12.5% 28.31 29.64 30.97 32.29 33.60 Financial Analysis 14

CONFIDENTIAL Comparison of Selected Premiums 100% Cash Consideration Transactions, Last Three Years Premium Paid to: 28.0% 27.6% 21.5% 20.0% 1.2% 1 Day 30-Day Average 90-Day Average 180-Day Average 52 Week High Median Premium — 100% Cash Transactions, Last 3 Years [1] Financial Analysis 15

CONFIDENTIAL Comparison of Selected Transactions Selected Marketing Services Transactions Since 2004 ($ in millions) Enterprise Value / Price / Date Equity Enterprise LTM Forward Forward Announced Target Acquiror Value [1] Value2 EBITDA EBITDA3 EPS3 Dec-06 ADVO (after legal settlement) 4 Valassis $ 1,061 $ 1,147 13.1 x5 10.6 x5 27.7 x5 Jan-06 VNU NV Valcon Acquisition 9,712 6 11,0386 13.17 12.0 19.5 Aug-05 NDCHealth Information Management Wolters Kluwer NV NA 382 10.58 10.68 NA High 13.1 x 12.0 x 27.7 x Median 13.1 10.6 23.6 Mean 12.2 11.1 23.6 Low 10.5 10.6 19.5 Financial Analysis 16 15 Jun 2007 15:52 17/24

CONFIDENTIAL Appendix A: Additional Information Additional Information 17 15 Jun 2007 15:52 18/24

CONFIDENTIAL Cost of Equity and WACC Analysis ($ in millions) 5.2% Equity Risk Premium Risk Risk-Free Premium Cost of Pre-Tax Cost of Effective Tax Current Debt Curr. Mkt. Val. of Rate1 2 3 4 Rate (t)5 (D)6 Equity (E)7 WACC (Rp) Equity Beta (Be) Equity (Ke) Debt (Kd) Colorprint 4.76% 5.16% 1.17 10.80% 5.83% 38.0% $ 131 $ 1,528 10.23 % Harte Hanks 4.76 5.16 0.51 7.39 5.67 36.6 205 2,092 7.05 Acxiom 4.76 5.16 1.06 10.23 7.10 33.5 789 1,672 8.46 Valassis 4.76 5.16 0.91 9.46 8.77 35.0 1,390 877 7.15 InfoUSA 4.76 5.16 1.16 10.75 6.01 40.2 260 564 8.49 High 1.17 10.80% 10.23 % Median 1.06 10.23 8.46 Mean 0.96 9.72 8.28 Low 0.51 7.39 7.05 7.1% Equity Risk Premium Risk Risk-Free Premium Cost of Pre-Tax Cost of Effective Tax Current Debt Curr. Mkt. Val. of Rate1 2 3 4 Rate (t)5 (D)6 Equity (E)7 WACC (Rp) Equity Beta (Be) Equity (Ke) Debt (Kd) Colorprint 4.76% 7.10% 1.17 13.07% 5.83% 38.0% $ 131 $ 1,528 12.32 % Harte Hanks 4.76 7.10 0.51 8.38 5.67 36.6 205 2,092 7.95 Acxiom 4.76 7.10 1.06 12.29 7.10 33.5 789 1,672 9.86 Valassis 4.76 7.10 0.91 11.22 8.77 35.0 1,390 877 7.84 InfoUSA 4.76 7.10 1.16 13.00 6.01 40.2 260 564 10.03 High 1.16 13.00% 10.03 % Median 0.99 11.75 8.91 Mean 0.91 11.22 8.92 Low 0.51 8.38 7.84 Additional Information 18 15 Jun 2007 15:52 19/24

CONFIDENTIAL Summary of 2007 Forecast vs. Budget ($ in millions, except per share data) Q1 2007 [1] Q2 2007 [2] Q3 2007 Q4 2007 CY 2007 Actual w/o Forecast w/o Forecast w/o Actual Deal Costs Budget Forecast Deal Costs Budget Forecast Budget Forecast Budget Forecast Deal Costs Budget Revenue $ 123.8 $ 123.8 $ 125.6 $ 123.0 $ 123.0 $ 120.2 $ 127.4 $ 127.8 $ 134.0 $ 133.3 $ 508.3 $ 508.3 $ 506.9 % Change (1.4)% (1.4)% 2.4% 2.4% (0.3)% 0.5% 0.3% 0.3 % EBITDA $ 45.2 $ 46.6 $ 42.4 $ 39.6 $ 40.1 $ 38.8 $ 44.3 $ 45.3 $ 49.0 $ 49.2 $ 178.0 $ 179.9 $ 175.6 % Change 6.4% 9.8% 2.2% 3.5% (2.2)% (0.5)% 1.4% 2.5 % Margin 36.5 37.6 33.8 32.2 32.6 32.3 34.8 35.4 36.5 36.9 35.0 35.4 34.6 EBIT $ 33.6 $ 35.0 $ 30.0 $ 26.9 $ 27.4 $ 25.9 $ 31.0 $ 32.0 $ 35.8 $ 35.9 $ 127.3 $ 129.2 $ 123.7 % Change 12.1% 16.8% 4.0% 5.9% (3.0)% (0.4)% 2.9% 4.4 % Margin 27.1 28.3 23.9 21.9 22.3 21.5 24.4 25.0 26.7 27.0 25.0 25.4 24.4 Net Income $ 20.7 $ 21.6 $ 17.3 $ 15.5 $ 15.8 $ 14.5 $ 17.9 $ 18.1 $ 20.8 $ 20.5 $ 74.8 $ 76.0 $ 70.4 % Change 19.6% 24.7% 6.7% 8.8% (1.2)% 1.4% 6.3% 8.0 % Weighted Avg. Diluted Shares 46.8 46.8 47.0 47.8 47.8 46.7 48.0 46.4 48.2 46.3 48.0 48.0 46.7 EPS $ 0.44 $ 0.46 $ 0.37 $ 0.32 $ 0.33 $ 0.31 $ 0.37 $ 0.39 $ 0.43 $ 0.44 $ 1.56 $ 1.58 $ 1.51 % Change 20.3% 25.4% 4.2% 6.2% (4.5)% (2.5)% 3.3% 4.9 % EPS (w/ FAS 123R Expense) $ 0.37 $ 0.39 $ 0.30 $ 0.24 $ 0.25 $ 0.24 $ 0.29 $ 0.32 $ 0.35 $ 0.37 $ 1.25 $ 1.27 $ 1.22 % Change 23.9% 30.2% 3.0% 5.7% (7.5)% (4.8)% 2.5% 4.5 % Additional Information 19 15 Jun 2007 15:52 20/24

CONFIDENTIAL Management vs. Analyst Estimates ($ in millions, except per share data) CY 2007 Estimates EPS EBITDA Net Income Avg. Shares Management $ 1.27 $ 160.9 $ 61.2 48.0 Bear, Stearns & Co. 1.50 170.6 68.0 45.5 Deutsche Bank North America 1.45 171.6 65.5 45.2 First Analysis Securities Corp 1.48 165.3 68.2 46.2 JP Morgan 1.46 NA NA NA Robert W. Baird & Co., Inc. 1.30 158.5 59.7 45.8 Analyst High $ 1.50 $ 171.6 $ 68.2 46.2 Analyst Median 1.46 167.9 66.8 45.6 Analyst Mean 1.44 166.5 65.3 45.7 Analyst Low 1.30 158.5 59.7 45.2 CY 2008 Estimates EPS EBITDA Net Income Avg. Shares Management $ 1.45 $ 175.1 $ 69.4 48.0 Bear, Stearns & Co. 1.72 190.4 78.4 45.5 Deutsche Bank North America NA NA NA NA First Analysis Securities Corp 1.64 176.0 75.5 46.0 JP Morgan 1.92 NA NA NA Robert W. Baird & Co., Inc. 1.60 183.6 72.0 45.0 Analyst High $ 1.92 $ 190.4 $ 78.4 46.0 Analyst Median 1.68 183.6 75.5 45.5 Analyst Mean 1.72 183.3 75.3 45.5 Analyst Low 1.60 176.0 72.0 45.0 Additional Information 20 15 Jun 2007 15:52 21/24

CONFIDENTIAL Management vs. Quarterly Analyst Estimates Y-o-Y Estimates vs. Y-o-Y Q1 2007 % Change [1] Q1 Actual [2] Q2 2007 % Change [3] Management $ 0.46 (8.6)% 0.0% $ 0.33 (5.8)% Bear, Stearns & Co. 0.45 (10.3) (1.8) 0.37 6.9 Deutsche Bank North America 0.41 (18.2) (10.4) 0.37 4.4 First Analysis Securities Corp 0.47 (6.4) 2.5 0.37 6.8 JP Morgan NA NA Robert W. Baird & Co., Inc. 0.42 (17.0) (9.1) 0.32 (8.6) Analyst High $ 0.47 (6.4)% 2.5% $ 0.37 6.9 % Analyst Median 0.44 (13.6) (5.5) 0.37 5.6 Analyst Mean 0.44 (13.0) (4.7) 0.36 2.4 Analyst Low 0.41 (18.2) (10.4) 0.32 (8.6) Additional Information 21 15 Jun 2007 15:52 22/24

CONFIDENTIAL

Goldman Sachs

Implied Transaction Multiples

Premium to Average Prices Based on Ending Date of 07-Dec-06

($ in millions, except per share data)

		07-Dec-06[1]	20-Feb-07[2]	Current (13-Apr-07)	Hi-Liter Proposal
Price Per Share		$ 24.23	$ 29.19	$ 31.55	$ 32.50
Premium to Current Price (13-Apr-07)		(23.2)%	(7.5)%	0.0 %	3.0 %
Equity Value[3]		$ 1,148	$ 1,404	$ 1,529	$ 1,580
Net Debt (at 31-Mar-07)		72	72	72	72
Enterprise Value		1,220	1,476	1,601	1,652
Premium to:[4]					
07-Dec-06 Closing Price[1]	$ 24.23	0.0 %	20.5 %	30.2 %	34.1 %
20-Feb-07 Closing Price[2]	29.19	(17.0)	0.0	8.1	11.3
30 Day Average	24.91	(2.7)	17.2	26.7	30.5
90 Day Average	26.97	(10.1)	8.2	17.0	20.5
180 Day Average	26.84	(9.7)	8.7	17.5	21.1
52 Week High Closing Price	29.77	(18.6)	(1.9)	6.0	9.2
EBITDA[5]	Management / Analyst				
LTM - 3/31/07	$ 143.8	8.5 x	10.3 x	11.1 x	11.5 x
CY2007E - Analyst Median	$ 167.9	7.3 x	8.8 x	9.5 x	9.8 x
CY2007E - Management[6]	160.9	7.6	9.2	9.9	10.3
CY2008E - Analyst Median	$ 183.6	6.6 x	8.0 x	8.7 x	9.0 x
CY2008E - Management	175.1	7.0	8.4	9.1	9.4
EPS[5]					
CY2007E - Analyst Median	$ 1.46	16.6 x	20.0 x	21.6 x	22.3 x
CY2007E - Management	1.27	19.0	22.9	24.8	25.5
CY2008E - Analyst Median	$ 1.68	14.4 x	17.4 x	18.8 x	19.3 x
CY2008E - Management	1.45	16.8	20.2	21.8	22.5
PEG (LT - IBES Median)					
CY 2007E P/E	11.9 %	1.4 x	1.7 x	1.8 x	1.9 x
CY 2008E P/E	11.9	1.2	1.5	1.6	1.6

Additional Information 22

CONFIDENTIAL Comparison of Selected Premiums 100% Cash Consideration, Last 3 Years ($ in millions) Premium Announced Target Acquiror Equity Value 1 Day 30-Day Average 90-Day Average 180-Day Average 52 Week High 04/02/07 Global Imaging Systems Inc Xerox Corp $ 1,483 48.7% 46.9% 41.9% 38.4% 26.4% 03/25/07 Biosite Inc Beckman Coulter Inc 1,542 53.5 57.8 63.6 75.3 47.5 03/22/07 Paxar Corp Avery Dennison Corp 1,313 28.0 33.1 36.3 45.4 28.0 03/22/07 Kronos Inc Hellman & Friedman Capital 1,796 21.8 35.9 46.9 58.1 20.0 03/19/07 EGL Inc Apollo Management LP 1,488 20.9 14.8 (0.8) (28.3) (33.1) 03/15/07 PHH Corp Investor Group 1,725 13.3 8.1 9.4 14.5 4.2 02/26/07 Hub International Ltd Investor Group 1,604 16.0 22.6 27.8 35.9 16.0 02/22/07 Great American Finl Res Inc American Financial Group Inc 1,116 8.6 7.9 3.1 16.4 (3.5) 02/12/07 Witness Systems Inc Verint Systems Inc 1,072 23.5 29.7 57.0 113.0 1.7 02/05/07 Mills Corp Investor Group 1,358 8.4 24.7 29.6 3.0 (46.1) 02/05/07 Longview Fibre Co Brookfield Asset Mgmt Inc 1,627 17.8 14.1 20.4 17.3 (8.1) 01/24/07 21st Century Insurance Co AIG 1,742 20.9 12.1 23.6 33.4 9.5 01/02/07 EGL Inc Investor Group 1,488 20.9 14.8 (0.8) (28.3) (33.1) 12/20/06 John H Harland Co M&F Worldwide Corp 1,421 18.6 22.3 42.6 26.2 2.9 12/05/06 Bandag Inc Bridgestone/Firestone Inc 1,016 12.7 17.7 29.8 36.8 (1.8) 11/30/06 Digital Insight Corp Intuit Inc 1,354 18.2 23.6 37.5 26.2 1.5 11/16/06 Conor Medsystems Inc Johnson & Johnson Inc 1,459 23.8 32.1 30.7 29.5 10.1 11/06/06 Per-Se Technologies Inc McKesson Corp 1,095 14.5 17.7 20.0 13.7 (5.0) 10/31/06 Banta Corp RR Donnelley & Sons Co 1,306 16.6 12.2 16.9 11.3 0.0 10/30/06 Sirna Therapeutics Inc Merck & Co Inc 1,132 100.2 110.5 138.0 116.9 52.6 10/30/06 Trustreet Properties Inc GE Capital Solutions Franchise 1,151 15.7 33.8 37.2 32.5 17.1 10/30/06 Trammell Crow Co CB Richard Ellis Group Inc 1,971 28.1 33.9 39.7 39.7 19.4 10/26/06 Kanbay International Inc Capgemini SA 1,162 8.2 29.7 49.1 70.9 28.6 10/25/06 Universal American Financial Investor Group 1,107 4.5 12.3 16.5 23.5 23.4 10/11/06 Jacuzzi Brands Inc Apollo Management LP 1,240 10.1 20.3 32.7 34.7 12.6 10/25/06 Yankee Candle Co Inc Madison Dearborn Partners LLC 1,724 11.3 18.2 29.7 30.0 33.8 08/23/06 Internet Sec Sys Group Inc IBM Corp 1,303 4.4 14.7 31.3 27.4 27.9 08/10/06 FileNet Corp IBM Corp 1,557 1.7 18.6 25.5 27.6 (2.3) 07/09/06 Heritage Ppty Invest Trust Inc Centro Properties Group 1,753 3.3 6.1 (2.1) 1.1 (10.2) 05/14/06 SSA Global Technologies Inc Infor Global Solutions 1,529 25.1 25.7 17.5 16.0 (5.2) 05/01/06 Aviall Inc Boeing Co 1,716 27.3 26.2 34.7 41.2 0.1 04/27/06 Diagnostic Products Corp Siemens Medical Solutions Inc 1,767 20.7 23.3 21.7 21.1 0.8 04/25/06 Serologicals Corp Millipore Corp 1,389 35.3 32.5 38.1 41.5 1.2 04/20/06 Ubiquitel Inc Sprint Nextel Corp 1,035 1.6 2.7 4.2 10.0 (0.2) 01/22/06 Sports Authority Inc Investor Group 1,021 20.0 21.5 23.7 20.0 8.4 11/20/05 Beverly Enterprises Inc Fillmore Capital Partners LLC 1,593 33.3 6.6 1.6 1.7 (7.0) 11/10/05 SERENA Software Inc Silver Lake Partners 1,026 2.7 16.8 21.0 19.2 (1.7) 11/08/05 Linens n Things Inc Investor Group 1,295 7.9 10.4 11.4 13.2 (5.4) 10/24/05 Amli Residential Ppty Trust Prime Property Fund 1,177 20.7 19.2 19.8 26.1 (0.7) 10/16/05 Adv Neuromodulations Sys Inc St Jude Medical Inc 1,369 30.4 25.1 32.9 58.4 13.7 Additional Information 23 15 Jun 2007 15:52 24/24

CONFIDENTIAL Comparison of Selected Premiums (cont’d) 100% Cash Consideration, Last 3 Years ($ in millions) Premium Announced Target Acquiror Equity Value 1 Day 30-Day Average 90-Day Average 180-Day Average 52 Week High 09/15/05 UICI Investor Group $ 1,719 19.1% 17.0% 25.6% 29.8% 0.6% 08/04/05 Metris Cos Inc HSBC Finance Corp 1,575 1.1 4.2 12.8 18.6 (1.8) 07/21/05 Priority Healthcare Corp Express Scripts Inc 1,252 7.7 12.1 21.2 24.0 5.6 07/10/05 US Unwired Inc Sprint Corp 1,072 1.5 14.4 27.2 34.2 1.5 06/16/05 Vicuron Pharmaceuticals Inc Pfizer Inc 1,916 84.2 69.9 72.4 77.3 3.1 06/13/05 Commercial Federal,Omaha,NE Bank of the West,CA 1,367 34.1 35.0 28.0 23.6 11.9 06/07/05 Gables Residential Trust Investor Group 1,272 14.1 17.9 23.4 22.9 (0.6) 05/16/05 Overnite Corp UPS 1,220 46.2 39.5 34.5 30.5 1.2 05/12/05 Cuno Inc 3M Co 1,290 31.3 36.2 32.0 27.0 1.1 04/21/05 Transkaryotic Therapies Inc Shire Pharmaceuticals Grp PLC 1,384 21.6 45.2 51.6 72.7 0.5 03/14/05 Ascential Software Corp IBM Corp 1,121 17.8 18.3 24.7 32.0 (22.9) 01/31/05 Pulitzer Inc Lee Enterprises Inc 1,432 1.8 0.2 9.3 20.6 (2.9) 01/27/05 Genencor International Inc Danisco A/S 1,151 23.9 19.0 19.5 22.1 0.6 11/24/04 Ionics Inc GE Infrastructure Inc 1,072 47.9 48.1 59.2 63.7 1.2 11/03/04 Argosy Gaming Co Penn National Gaming Inc 1,408 16.4 17.5 30.2 32.4 9.7 10/20/04 Boca Resorts Inc Blackstone Real Estate Advisor 1,031 26.6 28.9 27.3 29.2 20.0 10/19/04 Robert Mondavi Corp Constellation Brands Inc 1,030 49.9 48.7 60.1 60.8 13.8 10/18/04 Select Medical Corp EGL Holding Co 1,983 26.6 34.2 32.8 23.2 (8.9) 09/29/04 Orbitz Inc Cendant Corp 1,229 34.5 41.1 41.4 26.1 (10.6) 07/13/04 National Processing Inc Bank of America Corp 1,425 (9.5) (7.9) 8.1 13.5 (10.1) 05/24/04 NeighborCare Inc Omnicare Inc 1,410 52.5 61.1 49.1 54.3 29.3 05/24/04 WFS Financial Inc Westcorp,Irvine,CA 1,940 3.5 6.1 9.3 11.9 (0.7) 05/19/04 ALARIS Medical Systems Inc Cardinal Health Inc 1,743 18.4 15.6 12.6 24.7 (2.8) 05/18/04 Kroll Inc Marsh & McLennan Cos Inc 1,958 32.4 30.6 39.8 50.0 20.9 03/22/04 US Oncology Inc Welsh Carson Anderson & Stowe 1,302 18.5 15.9 26.8 51.7 (1.8) 03/15/04 InVision Technologies Inc GE Infrastructure Inc 1,159 21.3 30.9 44.0 66.6 1.2 Median—100% Cash Transactions 20.0% 21.5% 28.0% 27.6% 1.2 % Additional Information 24